                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                        TENDER OF SHARES OF COMMON STOCK
                        (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                               GRUMMAN CORPORATION

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $1.00 per share, of Grumman Corporation and the associated preferred share purchase rights (collectively, the "Shares") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the Depositary at or prior to the expiration of the Offer. Such form may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                        By Facsimile                       By Hand
           By Mail                      Transmission                or Overnight Carrier:
        P.O. Box 2564                  (201) 222-4720             14 Wall Street, 8th Floor
         Suite 4660                          or                          Suite 4660
   Jersey City, New Jersey             (201) 222-4721             New York, New York 10005
         07303-2564
                                    Confirm by Telephone
                                       (201) 222-4707

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to MMC Acquisition Corp. (the "Purchaser"), a New York corporation and a wholly owned subsidiary of Martin Marietta Corporation, a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 8, 1994 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


 Share Certificate Nos. (if available):           Name(s) of Record Holder(s):
 ______________________________________           _____________________________________________
 ______________________________________           _____________________________________________
                                                            PLEASE TYPE OR PRINT
                                                   Address(es) ________________________________
 If Shares will be delivered by book-entry        _____________________________________________
 transfer, check one box:                                                              ZIP CODE
 / /  The Depositary Trust Company                Area Code and Telephone Number:
 / /  Midwest Securities Trust Company            _____________________________________________
 / /  Philadelphia Depositary Trust Company       _____________________________________________
 Account Number________________________           _____________________________________________
 Dated:             , 1994                        _____________________________________________
                                                  SIGNATURE(S)


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (pursuant to guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantee and any other required documents, will be received by the Depositary at one of its addresses set forth above within five (5) New York Stock Exchange, Inc. trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ______________________________     _____________________________________
                                                          AUTHORIZED SIGNATURE

Address: ___________________________________      Name: ______________________________
                                                             PLEASE TYPE OR PRINT

         ___________________________________      Title: _____________________________
                             ZIP CODE
Area Code and
  Tel. No.: ________________________________      Dated: _____________________________ , 1994

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM. CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.